Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital, Inc. Reports First Quarter 2017 Results – Revenues grow by 4.4% year-over-year and 2.2% sequentially

PITTSBURGH, PA – April 26, 2017 - Mastech Digital, Inc. (NYSE MKT: MHH), a national provider of Information Technology staffing and Digital Transformation services, announced today its financial results for the first quarter of 2017.

First Quarter 2017 Highlights:

•	Revenues totaled $33.1 million, an increase of $1.4 million over last year’s top-line results and $0.7 million over fourth quarter 2016’s results;

•	Billable consultants at March 31, 2017 totaled 893 compared to 854-consultants at March 31, 2016;

•	GAAP diluted earnings per share were $0.04 versus $0.00 in the 2016 first quarter; and

•	Non-GAAP diluted earnings per share were $0.09 versus $0.16 in the 2016 first quarter as the Company continued to invest for future growth.

First Quarter Results:

Revenues for the first quarter of 2017 totaled $33.1 million compared to $31.7 million during the corresponding quarter last year. Gross profit in the first quarter of 2017 was $6.2 million, compared to $6.1 million in the first quarter of 2016. GAAP net income for the first quarter of 2017 totaled $201,000 or $0.04 per diluted share, compared to $11,000 or $0.00 per diluted share during the same period last year. Non-GAAP net income for the first quarter of 2017 was $394,000 or $0.09 per diluted share, compared to $692,000 or $0.16 per diluted share in the first quarter of 2016.

Demand for the Company’s staffing services increased during the first quarter of 2017 from the previous quarter and we were able to expand our billable consultant-base in the quarter.

Commenting on the Company’s 2017 first quarter results, Vivek Gupta, Mastech Digital’s Chief Executive Officer stated, “It was satisfying to see higher levels of activity during the quarter and our ability to grow revenues and consultants-on-billing both year-over-year and sequentially . During the quarter, we continued to invest in our sales and recruitment organizations, which positions us to take full advantage of growth opportunities in the subsequent quarters of 2017.”

Commenting on the Company’s financial position, Jack Cronin, Mastech Digital’s Chief Financial Officer, stated, “At March 31, 2017, we had bank debt, net of cash balances on hand, of $12.4 million and approximately $9.6 million of borrowing capacity available to us under our revolving credit line. During the quarter, the increase in bank debt largely reflected an investment in operating working capital to support our growth.”

In conjunction with its first quarter earnings release, Mastech Digital will host a conference call at 9:00 A.M. ET on April 26, 2017 to discuss these results and to answer questions. A live webcast of this conference call will be available on the Company’s website, www.mastechdigital.com. Simply click on the Investor Relations section and follow the links to the live webcast. The webcast will remain available for replay through May 3, 2017.

About Mastech Digital, Inc.:

Mastech Digital (NYSE MKT: MHH) is a national provider of IT staffing and digital transformation services focused on solving its customers’ digital transformation challenges. The Company’s IT staffing services span across digital and legacy technologies while its digital transformation services include Salesforce.com, SAP HANA and digital learning services. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA with offices across the U.S. and India. For more information, visit www.mastechdigital.com.

Use of non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expense related to non-cash, stock-based compensation. We exclude these expenses in our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Severance charges: From time to time, we incur severance expense related to the termination by the Company of leadership personnel. While it is probable that these expenses will occur in the future, we believe that providing non-GAAP financial measures that exclude these expenses are useful for investors to understand the effects of these items on our total operating expenses and facilitate comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to (i) projections of revenues, earnings, and cash flow, and (ii) the expected completion of the acquisition, the time frame in which this will occur, the expected benefits to Mastech Digital from completing the acquisition and the expected performance of Mastech Digital following completion of the acquisition. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for its services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, and the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2016.

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For more information, contact:

Donna Kijowski

Manager, Investor Relations

Mastech Digitial, Inc.

888.330.5497

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$876	$829
Accounts receivable, net	23,377	21,102
Prepaid and other current assets	771	753

Total current assets	25,024	22,684
Equipment, enterprise software and leasehold improvements, net	542	558
Deferred income taxes	246	254
Deferred financing costs, net	50	59
Non-current deposits	176	170
Goodwill	8,427	8,427
Intangible assets, net	7,110	7,313

Total assets	$41,575	$39,465

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,800	$1,800
Accounts payable	2,952	1,963
Accrued payroll and related costs	5,280	7,645
Deferred revenue and other liabilities	677	849

Total current liabilities	10,709	12,257
Long-term liabilities:
Long-term debt, less current portion	11,480	8,136

Total liabilities	22,189	20,393
Shareholders’ equity:
Common stock, par value $0.01 per share	53	53
Additional paid-in capital	13,970	13,863
Retained earnings	9,498	9,297
Accumulated other comprehensive (loss)	(1)	(7)
Treasury stock, at cost	(4,134)	(4,134)

Total shareholders’ equity	19,386	19,072

Total liabilities and shareholders’ equity	$41,575	$39,465

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended March 31,
	2017	2016
Revenues	$33,100	$31,714
Cost of revenues	26,891	25,601

Gross profit	6,209	6,113
Selling, general and administrative expenses	5,806	5,978

Income from operations	403	135
Other income/(expense), net	(81)	(118)

Income before income taxes	322	17
Income tax expense	121	6

Net income	$201	$11

Earnings per share:
Basic	$0.04	$0.00
Diluted	$0.04	$0.00
Weighted average common shares outstanding:
Basic	4,499	4,353

Diluted	4,561	4,450

MASTECH DIGITAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended March 31,
	2017	2016
GAAP Net Income	$201	$11
Adjustments:
Amortization of acquired intangible assets	203	203
Stock-based compensation	107	115
Severance expenses	—	780
Income taxes adjustments	(117)	(417)

Non-GAAP Net Income	$394	$692

GAAP Diluted Earnings Per Share	$0.04	$0.00

Non-GAAP Diluted Earnings Per Share	$0.09	$0.16

Weighted average common shares outstanding:
GAAP Diluted Shares	4,561	4,450

Non-GAAP Diluted Shares	4,561	4,450